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                                                                     Exhibit 4.6


                        FORM OF EXCHANGE CAPITAL SECURITY


            [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: THIS 8.73% EXCHANGE CAPITAL SECURITY OF ORION CAPITAL TRUST I (THE "CAPITAL SECURITY") IS A GLOBAL EXCHANGE CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION.

            UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

            THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (ii) THE ACQUISITION AND HOLDINGS OF THIS CAPITAL SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.
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Certificate No. E-_____             No. of Exchange Capital Securities
                                    125,000

                                    CUSIP NO. 68626P AA 3

               Certificate Evidencing Exchange Capital Securities
                                       of
                              ORION CAPITAL TRUST I

                        8.73% Exchange Capital Securities
            (Liquidation Amount $1,000 per Exchange Capital Security)

            ORION CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _______ (the "Holder") is the registered owner of _________ capital securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.73% Exchange Capital Securities (Liquidation Amount $1,000 per Exchange Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed, in proper form for transfer and otherwise complying with the terms and conditions of the Declaration (as hereinafter defined). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are set forth herein, on the reverse hereof and in the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of January 13, 1997, as the same may be amended from time to time (the "Declaration"), and shall in all respects be subject to the provisions thereof, including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Each capitalized term used but not defined herein or in any legend form or certificate hereon shall have the meaning given it in the Declaration. The Sponsor will provide a copy of the Declaration, the Exchange Guarantee and the Indenture to any Holder without charge upon written request to the Trust at its principal place of business.

            Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Exchange Guarantee to the extent provided therein.



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            By its acceptance hereof, the Holder agrees to treat, for United
States federal income tax purposes, the Exchange Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Exchange Debentures.

            IN WITNESS WHEREOF, the Trust has executed this certificate this __ day of __________, 1997.

                                    ORION CAPITAL TRUST I


                                    By:_____________________________
                                       Michael P. Maloney
                                       Administrative Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated:  __, 1997.

                                    THE BANK OF NEW YORK
                                    as Property Trustee


                                    By:_____________________________
                                       Walter Gitlin
                                       Authorized Signatory






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                         [FORM OF REVERSE OF SECURITY]


            Distributions payable on each Capital Security will be fixed at a rate per annum of 8.73% (the "Coupon Rate") of the Liquidation Amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Exchange Debentures to be held by the Property Trustee. Distributions not due during an Extension Period (including the first semi-annual period during such period) in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Exchange Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

            Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from January 13, 1997 and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing on July 1, 1997, except as otherwise described below and in the Declaration. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in such period.

            As long as no Event of Default has occurred and is continuing, the Debenture Issuer has the right under the Indenture, at any time and from time to time during the term of the Exchange Debentures, to defer payments of interest by extending the interest payment period on the Exchange Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period (an "Extension Period"), during which Extension Period no interest shall be due and payable, provided that no Extension Period shall extend beyond the Stated Maturity of the Exchange Debentures. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during the term of the Extension Period. Distributions will continue to accumulate interest thereon (to the extent permitted by applicable law, but not



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exceeding the rate of interest then accruing on the Exchange Debentures) at the
Coupon Rate compounded semi-annually during any such Extension Period. Before the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Exchange Debentures. Payments of Distributions that have accumulated during any Extension Period will be payable to Holders as they appear on the books and records of the Trust on the record date for the first scheduled Distribution payment date following the expiration of such Extension Period. Upon the expiration of any Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

            The Administrative Trustees shall, at the direction of the Sponsor, at any time dissolve the Trust and cause the Exchange Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Exchange Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

            The Capital Securities shall be redeemable as provided in the Declaration.


                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

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(Insert assignee's social security or tax identification
number)

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(Insert address and zip code of assignee)



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and irrevocably appoints

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:___________________

Signature:__________________________________
(Sign exactly as your name appears
on the other side of this Capital Security Certificate)

Signature Guarantee:____________________________
___________________________

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.




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